Exhibit 10.1

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 24th day of August, 2018, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and CALIX, INC., a Delaware corporation (“Borrower”).
RECITALS
A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 7, 2017 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank (i) extend the Revolving Line Maturity Date, (ii) modify the financial covenants, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 6.2 (Financial Statements, Reports, Certificates).
(a)    Section 6.2(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
    (a)    a Borrowing Base Report (and any schedules related thereto and including any other information reasonably requested by Bank with respect to Borrower’s Accounts, including without limitation, a detailed accounts receivable ledger) (i) no later than Friday of each week when a Streamline Period is not in effect, and (ii) within seven (7) days after the end of each month when a Streamline Period is in effect;

(b)    Section 6.2(l) is hereby inserted in the Loan Agreement immediately following Section 6.2(k) of the Loan Agreement:
    (l)    Beneficial Ownership Information. Borrower shall provide Bank with prompt written notice of any changes to the beneficial ownership information set out in the Beneficial Ownership Information Disclosure Form. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.
2.2    Section 6.9 (Financial Covenants). Section 6.9 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
    6.9    Financial Covenants. Maintain at all times on a consolidated basis with respect to Borrower:
    (a)    Adjusted Quick Ratio. Tested as of the last day of each fiscal quarter of Borrower, an Adjusted Quick Ratio as set forth below:

Fiscal Quarter Ending	Adjusted Quick Ratio
September 30, 2018	At least 0.90:1.00
December 31, 2018	At least 0.90:1.00
March 31, 2019 and each fiscal quarter thereafter	At least 1.00:1.00
(b)    Adjusted EBITDA. Tested as of the last day of each fiscal quarter of Borrower, an Adjusted EBITDA of at least the following amounts at the following times:

Fiscal Quarter Ending	Adjusted EBITDA
September 30, 2018	$3,000,000
December 31, 2018	$5,000,000
March 31, 2019 and each fiscal quarter thereafter	$1.00

2.3    Section 7.2 (Changes in Business, Management, Control or Business Locations). The following sentence is hereby added at the end of the second paragraph of Section 7.2 of the Loan Agreement:
    “If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of [***] of Borrower’s assets or property, then Borrower will first receive the written consent of Bank, and the landlord of any such new offices or business locations, including warehouses, shall execute and deliver a landlord consent in form and substance satisfactory to Bank.”
2.4    Section 13 (Definitions).
(a)    The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
    “Eligible Foreign Accounts” are Accounts for which the Account Debtor is [***], which are Account Debtors that do not have their principal place of business in the United States, and which (a) otherwise satisfy the definition of Eligible Accounts, (b) are billed and collected in the United States, and (c) are billed and/or payable in Dollars, Euros, Pounding Sterling, or Canadian Dollars.
“Revolving Line Maturity Date” is August 7, 2020.
(b)    Clause (c) of the definition of “Permitted Liens” set forth in Section 13.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
    (c)    purchase money Liens or Liens in connection with capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Six Million Dollars ($6,000,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;
(c)    The following new defined term is hereby inserted alphabetically to Section 13.1 of the Loan Agreement:
    “Beneficial Ownership Information Disclosure Form” means the form attached hereto as Exhibit E.
2.5    Compliance Certificate. Exhibit B of the Loan Agreement is hereby replaced in its entirety with Exhibit B attached hereto. From and after the date hereof, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit B attached hereto.
2.6    Beneficial Ownership Information Disclosure Form. The Loan Agreement is hereby amended by adding the Beneficial Ownership Information Disclosure Form attached hereto as Exhibit E as Exhibit E to the Loan Agreement. From and after the date hereof, all references in the Loan Agreement to the Beneficial Ownership Information Disclosure Form shall be deemed to refer to the Beneficial Ownership Information Disclosure Form attached hereto as Exhibit E
3.    Limitation of Amendment.
3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
3.3    In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle Bank to exercise all rights and remedies provided to Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (1) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (1) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting

Borrower, (b) any contractual restriction with a Person binding on Borrower in any material respects, (c) in any material respects, any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee to Bank of One Hundred Five Thousand Dollars ($105,000), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
BORROWER:
CALIX, INC.
By: _/s/ Cory Sindelar__________________________
Name: Cory Sindelar
Title: Chief Financial Officer
BANK:
SILICON VALLEY BANK
By: _/s/ Stephen Chang_________________________
Name: Stephen Chang
Title: Director

EXHIBIT B
COMPLIANCE CERTIFICATE
TO:        SILICON VALLEY BANK                    Date:
FROM:     CALIX, INC.
The undersigned authorized officer of CALIX, INC. (“Borrower”) certifies, solely in his or her capacity as an officer of Borrower and not in his or her individual capacity, that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	Earlier of 120 days of FYE, or 10-K filing date	Yes No
Quarterly financial statements	Earlier of 90 days of FQE, or 10-Q filing date	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Deferred Revenue Report	Monthly within 30 days	Yes No
Detailed Debtor Listing	Monthly within 30 days	Yes No
Borrowing Base Reports	If Streamline Period in effect, monthly within 7 days; if Streamline Period not in effect, Friday of each week	Yes No
Board approved projections	Within later of 60 days of Board approval or FYE, and as within 10 days of any amendment/update	Yes No

The following Intellectual Property was registered after the Effective Date or after the last delivery date of a Compliance Certificate (if no registrations, state “None”)
____________________________________________________________________________

Financial Covenants	Required	Actual	Complies

Maintain as indicated:
Adjusted Quick Ratio (tested quarterly)	See attached schedule	See attached schedule	Yes No
Adjusted EBITDA (tested quarterly)	See attached schedule	See attached schedule	Yes No

Performance Pricing

	Interest Rate	Applies
AQR > 1.50	LIBOR + 2.00% or Prime + 0.50%	Yes No
AQR > 1.25 and < 1.50	LIBOR + 2.50% or Prime + 1.00	Yes No
AQR < 1.25	LIBOR + 3.00% or Prime + 1.50%	Yes No

	Unused Line Fee	Applies
AQR > 1.25	0.25%	Yes No
AQR < 1.25	0.375%	Yes No

Streamline Period		Applies

(i) AQR > 1.10 from the Effective Date through December 31, 2017, or (ii) AQR > 1.25 from January 1, 2018 and at all times thereafter	Yes	Yes No
(i) AQR < 1.10 from the Effective Date through December 31, 2017, or (ii) AQR < 1.25 from January 1, 2018 and at all times thereafter	No	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
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Attached are copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

CALIX, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated:    ____________________
I.    Adjusted Quick Ratio (Section 6.9(a))
Required: Tested as of the last day of each fiscal quarter of Borrower, an Adjusted Quick Ratio as set forth below:

Fiscal Quarter Ending	Adjusted Quick Ratio
September 30, 2018	At least 0.90:1.00
December 31, 2018	At least 0.90:1.00
March 31, 2019 and each fiscal quarter thereafter	At least 1.00:1.00

Actual:

A.
Aggregate value of the unrestricted and unencumbered cash and Cash Equivalents of Borrower at Bank and Bank’s Affiliates, or held in accounts subject to Control Agreements as permitted under the Agreement
$_______
B.	Aggregate value of net billed accounts receivable of Borrower	$_______
C.	Quick Assets (the sum of lines A and B)	$_______
D.
Aggregate value of liabilities of Borrower on its consolidated balance sheet including all Indebtedness and current portion of Subordinated Debt permitted by Bank to be paid by Borrower (but excluding (i) all other Subordinated Debt, (ii) Obligations to Bank, and (iii) any Indebtedness that is cash secured or is otherwise collateralized pursuant to terms acceptable to Bank in its sole discretion), that matures within one (1) year
$_______
E.	Aggregate value of Obligations to Bank	$_______
F.	The sum of lines D and E	$_______
G.	Aggregate value of the current portion of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$_______
H.	Line F minus line G	$_______
I.	Adjusted Quick Ratio (line C divided by line H)	:1.00
Is line I at least the required amount for such fiscal quarter?
________ No, not in compliance                          Yes, in compliance

II    Adjusted EBITDA (Section 6.9(b))

Required: Tested as of the last day of each fiscal quarter of Borrower, an Adjusted EBITDA of at least the following amounts at the following times:

Fiscal Quarter Ending	Adjusted EBITDA
September 30, 2018	$3,000,000
December 31, 2018	$5,000,000
March 31, 2019 and each fiscal quarter thereafter	$1.00

Actual:

A.	Net Income of Borrower	$_________
B.	To the extent included in the determination of Net Income
	1. The provision for income taxes	$_________
	2. Depreciation expense	$_________
	3. Amortization expense	$_________
	4. Interest Expense	$_________
C.	EBITDA (line A plus lines B.1-B.4)	$_________
D.	Non-cash stock compensation expense	$_________
E.	Other non-cash items approved by Bank in writing on a case-by-case basis	$_________
F.	One-time non-recurring restructuring expenses actually incurred by Borrower in the fiscal quarter ending March 31, 2018 not to exceed $3,000,000 in the aggregate	$_________
G.	Adjusted EBITDA (line C plus lines D-F	$_________

Is line G at least the amount required above?

  No, not in compliance                ___________ Yes, in compliance

EXHIBIT E
BENEFICIAL OWNERSHIP INFORMATION DISCLOSURE FORM

1.	Is the Borrower any of the following:

i.
a public company or an issuer of securities that are registered with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934 or that is required to file reports under Section 15(d) of that Act;

ii.	an investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940;
iii.	an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940; or
iv.	a pooled investment vehicle operated or advised by a regulated financial institution (including an SEC-registered investment adviser)?

Yes          No
If yes, skip to signature page below. If no, continue to 2:

2.	Is the Borrower a pooled investment vehicle that is not operated or advised by a regulated financial institution?
Yes          No
If yes, skip to 4 below. If no, continue to 3:

3.
Does any individual, directly or indirectly (for example, if applicable, through such individual’s equity interests in the Borrower’s parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of Borrower:

Yes          No
If yes, complete the following information:

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date	Percentage of ownership/Name of Entity (if indirect ownership, explain structure)
1
2
3
4

4.
Identify one individual with significant responsibility for managing Borrower i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions. If appropriate, an individual listed in Section 1 above may also be listed here.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date	Name of Entity
1
The undersigned, hereby certifies, to the best of his or her knowledge, that the information set out in this Beneficial Ownership Information Disclosure Form is true, complete and correct.
Date:  August 24, 2018

By: /s/ Cory Sindelar
Name: Cory Sindelar
Title: CFO
Email: cory.sindelar@calix.com
Phone: (408) 474-0052